UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 26, 2009.

Conforce International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34203	68-6077093
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51A Caldari Road, 2nd Floor, Concord, Ontario L4K 4G3 Canada
(Address of principal executive offices)(Zip Code)

(416) 234-0266
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On Wednesday, August 26, 2009 management of Conforce International, Inc. (“Conforce”) was notified by Terance L. Kelley, CPA that Pollard-Kelley Auditing Services, Inc. was permanently closing its offices and in effect resigning, effective immediately.

Pollard-Kelley Auditing Services, Inc.’s, audit report on Conforce’s financial statements for either of the fiscal years ended March 31, 2009 and March 31, 2008 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

There was no decision made to change accountants, but rather Pollard-Kelley Auditing Services, Inc. effectively resigned.  Accordingly, Conforce has initiated its search for a PCAOB approved independent accountant; however, a new independent accountant has not been retained as of the date of this filing.

For your edification, there have been no disagreements or reportable events with the auditors on accounting and financial disclosure for the two most recent fiscal years and the subsequent interim period through the date of cessation of Conforce’s client-auditor relationship with Pollard-Kelley Auditing Services, Inc.

Exhibit
No.	Description
16.1	Letter from Pollard-Kelley Auditing Services, Inc. dated September 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Conforce International, Inc.
Dated: September 3, 2009	By:	/s/ Marino Kulas
Marino Kulas
Title: President & CEO